Exhibit 10.2

Amendment to Credit Agreement

This agreement is dated as of September 30, 2009 (the “Effective Date”), by and between United Western Bancorp, Inc. (the “Borrower”) and JPMorgan Chase Bank, N.A. (together with its successors and assigns the “Bank”). The provisions of this agreement are effective as of the Effective Date on the date that the Borrower has satisfied all the conditions precedent in Section 6 of this agreement.

WHEREAS, the Borrower and the Bank entered into that certain Credit Agreement dated as of June 29, 2007, as amended by that certain Amendment to Credit Agreement dated as of June 30, 2008, and that certain Amendment to Credit Agreement dated as of June 29, 2009 (the “Credit Agreement”); and

WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement as set forth in this agreement;

NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1.	DEFINED TERMS. Capitalized terms used in this agreement shall have the same meanings as in the Credit Agreement, unless otherwise defined in this agreement.

2.	MODIFICATION OF CREDIT AGREEMENT. From and after the Effective Date, the Credit Agreement is hereby amended as follows:

2.1	Section 1.3 of the Credit Agreement captioned “Facility B ($30,000,000.00 Line of Credit).” is amended and restated to read in its entirety as follows:

Facility B ($25,000,000.00 Line of Credit). The Bank has approved a credit facility to the Borrower in the principal sum not to exceed: (1) $25,000,000.00 in the aggregate at any one time outstanding from September 30, 2009, to November 29, 2009 and (2) $20,000,000.00 in the aggregate at any one time outstanding at all times thereafter. (“Facility B”). Credit under Facility B shall be repayable as set forth in that certain Line of Credit Note dated as of September 30, 2009, in the original principal amount of $25,000,000.00 (the “$25,000,000.00 Note”), and any renewals, modifications, extensions, rearrangements, restatements thereof and replacements or substitutions therefor.

3.	RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified by this agreement.

4.
BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, event, act or omission which could constitute a default or an event of default under the Credit Agreement, as modified by this agreement, or any other Related Document exists, and (c) no condition, event, act or omission has occurred and is continuing that with the giving of notice, or the passage of time or both, would constitute a default or an event of default under the Credit Agreement, as modified by this agreement, or any other Related Document.

5.
FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this agreement, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this agreement.

6.
EXECUTION AND DELIVERY. This agreement shall become effective only after: (A) it is fully executed by the Borrower and the Bank; and (B) the Bank shall have received the $25,000,000.00 Note duly executed by the Borrower.

7.
ACKNOWLEDGEMENTS OF BORROWER / RELEASE. The Borrower acknowledges that as of the date of this agreement it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement, as modified by this agreement, or any other Related Document on or prior to the date of this agreement. The Borrower fully, finally and forever releases and discharges the Bank, its successors and assigns and their respective directors, officers, employees, agents and representatives (each a “Bank Party”) from any and all claims, causes of action, debts, demands and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of any Bank Party related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank’s part to grant other or future agreements, should any be requested.

8.
INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Credit Agreement, as modified by this agreement, and the other Related Documents contain the complete understanding and agreement of the Borrower and the Bank in respect of the Credit Facilities and supersede all prior understandings and negotiations. No provision of the Credit Agreement, as modified by this agreement, or the other Related Documents, may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

9.
NOT A NOVATION. This agreement is a modification only and not a novation. Except as expressly modified by this agreement, the Credit Agreement, any other Related Documents, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any other Related Documents, the provisions of this agreement shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement and the other Related Documents.

Borrower:

United Western Bancorp, Inc.

By: /s/ William D. Snider

William D. Snider                 CFO
Printed Name                         Title

Date Signed:   September 30, 2009

Bank:

JPMorgan Chase Bank, N.A.

By: /s/ Milena Kolev

Milena Kolev                         VP
Printed Name                         Title

Date Signed:   September 30, 2009

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